Exhibit 99.1

Supplemental Financial and Operating Information

September 30, 2021

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

September 30, 2021

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three and Nine Months Ended September 30, 2021	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three and Nine Months Ended September 30, 2021 and 2020	7

Computation of Earnings Per Share	8

Reconciliation of Net Operating Income and EBITDAre (Non-GAAP Measures) – Three and Nine Months Ended September 30, 2021 and 2020	9

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended September 30, 2021 and 2020	10

Reconciliation of Equity in Loss of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) – Three months ended September 30, 2021 and 2020	11

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Nine Months Ended September 30, 2021 and 2020	12

Reconciliation of Equity in Loss of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Nine Months Ended September 30, 2021 and 20120	13

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures) – Three and Nine Months Ended September 30, 2021 and 2020	14

Condensed Consolidated Balance Sheets	15

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	16

Operating Statistics

Leasing Activity Summary – Three and Nine Months Ended September 30, 2021	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	19

Mall Occupancy Percentage and Sales Per Square Foot	20

Top Twenty Tenants	21

Lease Expirations	22

Property Information	23

Balance Sheet

Investment in Real Estate - Consolidated Properties	25

Investment in Real Estate - Equity Method Investments at Ownership Share	26

Capital Expenditures – Three and Nine Months Ended September 30, 2021	27

Debt Analysis	28

Debt Schedule	30

Selected Debt Ratios	31

Forward Looking Statements	32

Definitions	33

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses. The portfolio consists of 25 retail properties, 24 of which are operating properties and one is a development property. The 24 operating retail properties have a total of 19.7 million square feet and include 20 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Third Quarter 2021 Results

Year-to-Date New Transactions Set Five Year Record

September Sales for Comparable Tenants Increase 17% over September 2019

Strong Total Core Mall Leased Space at 91.7%

Collections Continue to Improve to 92% During the Quarter

Philadelphia, November 4, 2021 - PREIT (NYSE: PEI) today reported results for the three and nine months ended September 30, 2021. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2021	2020	2021	2020
Net loss - basic and diluted	$(0.56)	$(0.46)	$(1.60)	$(1.10)
FFO	$(0.07)	$0.12	$(0.12)	$0.20
FFO, as adjusted	$(0.08)	$0.03	$(0.21)	$0.12

“As we head into what is forecast to be a record-setting holiday season, our portfolio is generating tremendous momentum with impressive same store NOI growth, robust tenant sales and a strong leasing pipeline as a result of our unrelenting focus to create ever-evolving properties that generate success for our tenants,” said Joseph F. Coradino, Chairman and CEO of PREIT. “As our industry continues along a steep recovery slope, we expect to continue to deliver solid results and create value for our stakeholders.”

•
Same Store NOI, excluding lease termination revenue, increased 36.0% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020.

•
For the quarter, results were driven by an increase in real estate revenue of $7.8 million primarily due to favorable percentage rent and a decrease in recognized credit losses for challenged tenants as compared to the three months ended September 30, 2020, partially offset by reduced rents from bankruptcies.
•
Collections continued to be strong with cash collections of 119% of billings for the third quarter of 2021. We collected 92% of billed third quarter 2021 rents and momentum continued in October with 93% of billed rents collected.
•
Our accounts receivable balance is down to $36.1 million as of September 30, 2021 compared to $54.5 million as of December 31, 2020.
•
As a result of improved collections, net cash generated from operating activities totaled $38.2 million for the nine months ended September 30, 2021 compared to cash used in operating activities of $8.8 million in the nine months ended September 30, 2020.
•
Robust leasing activity is driving increased occupancy with Mall Total Occupancy increasing by 100 basis points, sequentially, to 88.8%. Mall Non-anchor Occupancy increased 230 basis points, sequentially, to 86.6%.
•
Total Core Mall leased space, at 91.7%, exceeds occupied space by 210 basis points, and total non-anchor leased space, at 90.2%, exceeds occupied space by 190 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended September 30, 2021, core mall sales for comparable tenants grew by 6.1% on average compared to the rolling 12 month period ended September 30, 2019. Sales grew at over 80% of properties, with comparable tenants, meaning tenants that reported sales in both periods, reporting sales growth of 17% in September 2021 when compared to September of 2019.
•
Average renewal spreads for the nine months ended September 30, 2021 declined by 1.1%. Sequentially, average renewal spreads for tenants less than 10,000 square feet improved from -13.5% for the quarter ended June 30, 2021 to -2.3% for the quarter ended September 30, 2021.

Leasing and Redevelopment

•
637,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $10.0 million.
•
Leasing momentum continues to build with transactions executed for 1.2 million square feet of occupancy thus far in 2021.
•
Tilt Studios replaced JC Penney in 104,000 square feet at Magnolia Mall in Florence, SC. The family-focused destination opened in October 2021.
•
Aldi opened its first store in the portfolio in 21,000 square feet at Dartmouth Mall in Dartmouth, MA in September 2021.
•
A lease has been executed with Turn 7 to occupy the former Lord & Taylor space at Moorestown Mall. Turn 7 will open this Fall selling ever-changing overstocked merchandise from online channels at a discount, in a fast-paced, fun atmosphere. The store is expected to open in November.
•
A transaction has been executed with Cooper University Health Care for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ. The Company also executed a rezoning agreement to allow for the addition of up to 1,065 multifamily units and a hotel at Moorestown Mall.
•
Construction is underway on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD with an anticipated opening in Q1 2022.
•
A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center to replace the former JC Penney at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience.
•
Phoenix Theatres is under construction to bring a first-class movie experience to Woodland Mall in 47,000 square feet in Q1 2022.

Primary Factors Affecting Financial Results for the Three Months Ended September 30, 2021 and 2020

•
Net loss attributable to PREIT common shareholders was $44.6 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.56 per basic and diluted share for the three months ended September 30, 2021, compared to net loss attributable to PREIT common shareholders of $35.7 million, or $0.46 per basic and diluted share for the three months ended September 30, 2020.

•
Same Store NOI, including lease terminations, increased by $10.8 million, or 30.4%. The increase is primarily due to tenant store closings and rent abatements and increased credit losses that occurred in the prior year, partially offset by a reduction in expense recoveries resulting from tenant restructuring transactions.
•
Non-Same Store NOI increased by $0.4 million, primarily due to higher credit losses in the prior year.
•
FFO for the three months ended September 30, 2021 was $(0.07) per diluted share and OP Unit compared to $0.12 per diluted share and OP Unit for the three months ended September 30, 2020. Adjustments to FFO in the third quarter of 2021 was primarily related to $(0.01) per share from gain on hedge ineffectiveness.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and nine months ended September 30, 2021 and 2020 is included on page 5.

Liquidity and Financing Activities

As of September 30, 2021, the Company had $75.2 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provides total liquidity of $96.3 million.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multi-family development in the amount of $99.1 million. The agreements are with multiple buyers across six properties for over 2,500 units as part of the Company’s previously announced multi-family land sale plan. Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. Closing on the transaction is subject to customary due diligence provisions and securing entitlements.

Other Parcels: In August 2021, the Company closed on the sale of the strip center adjacent to Valley View Mall for $3.5 million. The Company expects to close on the sale of a remaining parcel at the previously disposed Monroe Power Center for $1.0 million in November and an anchor box at Valley View Mall in early 2022 for $2.8 million.

2021 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday
November 4, 2021, to review the Company’s results and future outlook. To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 3651629, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. Additional information is available at preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

For the Three and Nine Months Ended September 30, 2021 as compared to the Three and Nine Months Ended September 30, 2020

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended September 30, 2021	Per Diluted Share and OP Unit	Nine Months Ended September 30, 2021	Per Diluted Share and OP Unit
Funds from Operations, as adjusted September 30, 2020	$2,719	$0.03	$9,413	$0.12

Changes - Q3 2020 to Q3 2021

Contribution from anchor replacements and new box tenants	697	0.01	2,009	0.03
Impact from bankruptcies	316	0.01	938	0.01
Other leasing activity, including base rent and net CAM and real estate tax recoveries	1,109	0.02	352	0.01
Lease termination revenue	(1,320)	(0.02)	(887)	(0.01)
Credit losses	7,503	0.10	14,508	0.18
Other	(1)	—	(800)	(0.01)
Same Store NOI from unconsolidated properties	2,467	0.03	5,209	0.07
Same Store NOI	10,771	0.14	21,329	0.27
Non Same Store NOI	355	0.01	(721)	(0.01)
Dilutive effect of asset sales	—	—	—	—
General and administrative expenses	(4,927)	(0.06)	(9,029)	(0.12)
Capitalization of leasing costs	36	—	(89)	—
Other	(649)	(0.01)	11,389	0.15
Interest expense, net	(14,801)	(0.19)	(48,497)	(0.61)
Increase in weighted average shares	—	—	—	(0.01)
Funds from Operations, as adjusted September 30, 2021	(6,495)	(0.08)	(16,205)	(0.21)
Provision for employee separation expense	(39)	—	(279)	(0.01)
Gain on hedge ineffectiveness	532	0.01	2,329	0.03
Gain on debt extinguishment, net	—	—	4,587	0.06
Insurance recoveries, net	—	—	670	0.01
Reorganization expenses	—	—	(267)	(0.01)
Funds from Operations September 30, 2021	$(6,002)	$(0.07)	$(9,165)	$(0.12)

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	September 30, 2021	December 31, 2020
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	80,200	79,537
OP Units Outstanding	1,031	1,976
Total Common Shares and OP Units Outstanding	81,231	81,513
Equity Market Capitalization—Common Shares and OP Units	$157,587	$81,513
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$541,337	$465,266

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,246,378	$2,236,872

TOTAL MARKET CAPITALIZATION	$2,787,715	$2,702,138

Equity Capitalization/Total Market Capitalization	19.4%	17.2%
Debt Capitalization/Total Market Capitalization	80.6%	82.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$50,865	$55,086
Revolving Facility	130,000	130,000
Amount Outstanding	(54,830)	(54,830)
Available First Lien Revolving Facility (2)	75,170	75,170
Term Loans	1,106,032	1,072,620
Amount Borrowed	(1,106,032)	(1,072,620)
Available Term Loans	-	-
TOTAL	$126,035	$130,256

(1) Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $97.3 million and $100.5 million of secured debt from our share of the FDP Term Loan as of September 30, 2021 and December 31, 2020 and $54.9 million and $50.0 million from our share of the FDP Partnership Loan as of September 30, 2021 and December 31, 2020, respectively. As of December 10, 2020, all debt is now secured.

(2) The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three and Nine Months Ended September 30, 2021 and 2020

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2021	2020	2021	2020
REVENUE:
Real estate revenue:
Lease revenue	$65,543	$58,473	$193,563	$178,313
Expense reimbursements	4,650	4,040	12,436	11,321
Other real estate revenue	1,400	1,336	4,828	4,803
Total real estate revenue	71,593	63,849	210,827	194,437
Other income	143	340	430	764
Total revenue	71,736	64,189	211,257	195,201
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,408)	(27,688)	(79,899)	(80,418)
Utilities	(3,749)	(3,530)	(9,573)	(8,971)
Other property operating expenses	(1,972)	(1,827)	(6,580)	(5,699)
Total property operating expenses	(32,129)	(33,045)	(96,052)	(95,088)
Depreciation and amortization	(29,142)	(34,420)	(88,667)	(95,597)
General and administrative expenses	(14,453)	(9,526)	(39,819)	(30,790)
Provision for employee separation expenses	(39)	(60)	(279)	(1,173)
Insurance recoveries, net	-	-	670	586
Project costs and other expenses	(27)	(124)	(206)	(287)
Total operating expenses	(75,790)	(77,175)	(224,353)	(222,349)
Interest expense, net (1)	(32,426)	(20,260)	(95,135)	(34,040)
Gain on debt extinguishment, net	-	—	4,587	—
Gain on derecognition of property	—	7,006	—	7,006
Impairment of assets	(262)	—	(1,564)	—
Reorganization expenses	-	—	(267)	—
Total expenses	(108,478)	(90,429)	(316,732)	(269,643)
Loss before equity in loss of partnerships, (loss) gain on sales of real estate by equity method investee, (loss) gain on sales of real estate, net, and gain (loss) on sales of interests in non operating real estate	(36,742)	(26,240)	(105,475)	(74,442)
Equity in loss of partnerships (2)	(1,429)	(3,259)	(2,429)	(2,798)
(Loss) gain on sales of real estate by equity method investee	(10)	—	1,337	—
(Loss) gain on sales of real estate, net	(217)	(94)	(1,191)	11,169
Gain (loss) on sales of interests in non operating real estate	—	16	—	(174)
Net loss	(38,398)	(29,577)	(107,758)	(66,245)
Less: net loss attributable to noncontrolling interest	669	734	2,686	1,996
Net loss attributable to PREIT	(37,729)	(28,843)	(105,072)	(64,249)
Less: cumulative preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Net loss attributable to PREIT common shareholders	$(44,572)	$(35,686)	$(125,603)	$(84,780)

(1) Net of capitalized interest expense of $20 and $488 for the three months ended September 30, 2021 and 2020, respectively, and $168 and $1,844 for the nine months ended September 30, 2021 and 2020 respectively.

(2) Equity in loss of partnerships is net of capitalized interest expense of $92 and $467 for the three months ended September 30, 2021 and 2020, respectively, and $338 and $2,394 for the nine months ended September 30, 2021 and 2020, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Nine Months Ended September 30, 2021 and 2020

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net loss	$(38,398)	$(29,577)	$(107,758)	$(66,245)
Noncontrolling interest	669	734	2,686	1,996
Cumulative preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Dividends on unvested restricted shares	—	—	—	(363)
Net loss used to calculate loss per share—basic and diluted	$(44,572)	$(35,686)	$(125,603)	$(85,143)
Basic and diluted loss per share:	$(0.56)	$(0.46)	$(1.60)	$(1.10)

(in thousands of shares)
Weighted average shares outstanding—basic	79,184	77,401	78,330	77,149
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	79,184	77,401	78,330	77,149

(1) The Company had net losses used to calculate earnings per share for the three and nine months ended September 30, 2021 and 2020. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) – Three and Nine Months Ended September 30, 2021 and 2020

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended September 30, 2021(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$38,966	$30,662	$8,304	27.1%	$498	$144	$39,464	$30,806
NOI attributable to equity method investments, at ownership share	7,226	4,759	2,467	51.8%	7	6	7,233	4,766
Total NOI	46,192	35,421	10,771	30.4%	505	150	46,697	35,572
Less: lease termination revenue	740	2,011	(1,271)	(63.2%)	138	—	878	2,011
Total NOI excluding lease termination revenue	$45,452	$33,410	$12,042	36.0%	$367	$150	$45,819	$33,561

(1) NOI is a non-GAAP measure. See definition of NOI on page 33.

Net Operating Income ("NOI") Reconciliation for the Nine Months Ended September 30, 2021(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$114,289	$98,169	$16,120	16.4%	$485	$1,179	$114,774	$99,348
NOI attributable to equity method investments, at ownership share	23,482	18,273	5,209	28.5%	(5)	22	23,477	18,296
Total NOI	137,771	116,442	21,329	18.3%	480	1,201	138,251	117,644
Less: lease termination revenue	3,911	2,236	1,675	74.9%	138	—	4,049	2,236
Total NOI excluding lease termination revenue	$133,860	$114,206	$19,654	17.2%	$342	$1,201	$134,202	$115,408

(1) NOI is a non-GAAP measure. See definition of NOI on page 33.

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(38,398)	$(29,577)	$(107,758)	$(66,245)
Depreciation and amortization:
Consolidated	29,142	34,420	88,667	95,597
Unconsolidated properties at ownership share	3,095	5,095	9,257	12,396
Interest expense:
Consolidated	32,426	20,260	95,135	54,300
Unconsolidated properties at ownership share	5,541	2,906	16,224	8,562
Gain on sales of real estate by equity method investee	10	—	(1,337)	—
Loss (gain) on sales of real estate, net	217	94	1,191	(11,169)
Gain on debt extinguishment, net	—	—	(4,587)	—
Gain on derecognition of property	—	(7,006)	—	(7,006)
Impairment of assets	262	—	1564	—
EBITDAre	$32,295	$26,192	$98,356	$86,435

(1) EBITDAre is a non-GAAP measure. See definition on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended September 30, 2021 and 2020

(dollars in thousands)

	Three Months Ended September 30,
	2021	2020
Net loss	$(38,398)	$(29,577)
Other income	(143)	(338)
Depreciation and amortization	29,142	34,420
General and administrative expenses	14,453	9,526
Provision for employee separation expenses	39	60
Project costs and other expenses	27	124
Interest expense, net	32,426	20,260
Equity in loss of partnerships	1,429	3,259
Loss on remeasurement of assets by equity method investee	-	-
Gain on derecognition of property	-	(7,006)
Impairment of assets	262	-
Gain on sales of real estate by equity method investee	10	-
Loss on sales of real estate, net	217	94
Gain on sales of interest in non operating real estate	-	(16)
NOI from consolidated properties(1)	$39,464	$30,806

(1) NOI is a non-GAAP measure. See definition of NOI on page 33.

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$46,364	$45,304	$1,635	$1,954	$47,998	$47,258
CAM reimbursement income	8,282	8,647	203	327	8,485	8,974
Real estate tax income	6,935	7,900	6	99	6,941	7,999
Percentage rent	1,376	85	-	-	1,376	85
Lease termination revenue	691	2,011	138	-	829	2,011
	63,648	63,947	1,982	2,380	65,629	66,327
Less: credit recoveries (losses)	(18)	(7,521)	(68)	(332)	(86)	(7,853)
Lease revenue	63,630	56,426	1,914	2,048	65,543	58,474
Expense reimbursements	4,523	3,850	127	190	4,650	4,040
Other real estate revenue	1,353	1,269	46	67	1,400	1,336
Total real estate revenue	69,506	61,546	2,087	2,305	71,593	63,851
Property operating expenses
CAM and real estate taxes	(25,126)	(25,866)	(1,282)	(1,822)	(26,408)	(27,688)
Utilities	(3,611)	(3,299)	(138)	(231)	(3,749)	(3,530)
Other property operating expenses	(1,803)	(1,718)	(169)	(107)	(1,972)	(1,825)
Total property operating expenses	(30,540)	(30,883)	(1,589)	(2,160)	(32,129)	(33,043)
NOI from consolidated properties(1)	$38,966	$30,662	$498	$144	$39,464	$30,806
Less: Lease termination revenue	691	2,011	138	-	829	2,011
NOI from consolidated properties excluding lease termination revenue(1)	$38,275	$28,651	$360	$144	$38,635	$28,795
% change in Same Store NOI from consolidated properties excluding lease termination revenue		33.6%

(1) NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Loss of Partnerships to Net Operating Income from Equity Method Investments,

at Ownership Share (Non-GAAP Measure)

Three Months Ended September 30, 2021 and 2020

(dollars in thousands)

	Three Months Ended September 30,
	2021	2020
Equity in loss of partnerships	$(1,429)	$(3,259)
Other income	-	(12)
Depreciation and amortization	3,095	5,095
Interest expense and other expenses, net	5,568	2,942
NOI from equity method investments at ownership share(1)	$7,234	$4,766

(1) NOI is a non-GAAP measure. See definition of NOI on page 33.

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$7,755	$6,518	$-	$-	$7,755	$6,518
CAM reimbursement income	1,901	1,983	-	-	1,901	1,983
Real estate tax income	973	1,119	-	-	973	1,119
Percentage rent	522	33	-	112	522	145
Lease termination revenue	49	-	-	-	49	-
	11,200	9,653	-	112	11,200	9,765
Less: credit recoveries (losses)	(39)	(1,917)	-	-	(39)	(1,917)
Lease revenue	11,161	7,736	-	112	11,161	7,848
Expense reimbursements	604	682	-	-	604	682
Other real estate revenue	752	637	117	8	869	645
Total real estate revenue	12,517	9,055	117	120	12,634	9,175
Property operating expenses						-
CAM and real estate taxes	(4,108)	(3,370)	(101)	(108)	(4,208)	(3,478)
Utilities	(312)	(355)	-	-	(312)	(355)
Other property operating expenses	(871)	(570)	(9)	(6)	(881)	(576)
Total property operating expenses	(5,291)	(4,295)	(110)	(114)	(5,401)	(4,409)
NOI from equity method investments at ownership share(1)	$7,226	$4,759	$7	$6	$7,233	$4,766
Less: Lease termination revenue	49	-	-	-	49	-
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,177	$4,759	$7	$6	$7,184	$4,766
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		50.8%

(1) NOI is a non-GAAP measure. See definition of NOI on page 33.

Reconciliation of Net Loss to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Nine Months Ended September 30, 2021 and 2020

(dollars in thousands)

	Nine Months Ended September 30,
	2021	2020

Net loss	$(107,758)	$(66,245)
Other income	(430)	(765)
Depreciation and amortization	88,667	95,597
General and administrative expenses	39,819	30,790
Insurance recoveries, net	(670)	(586)
Provision for employee separation expenses	279	1,173
Project costs and other expenses	205	287
Interest expense, net	95,135	54,300
Impairment of assets	1,564	—
Equity in loss of partnerships	2,429	2,798
Gain on debt extinguishment, net	(4,587)	—
Gain on derecognition of property	—	(7,006)
Gain on sales of real estate by equity method investee	(1,337)	—
Loss (gain) on sales of real estate, net	1,191	(11,169)
Reorganization expenses	267	—
Loss on sales of interest in non operating real estate	—	174
NOI from consolidated properties(1)	$114,774	$99,348

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$139,440	$129,861	$4,089	$6,224	$143,529	$136,085
CAM reimbursement income	24,633	27,777	513	1,266	25,146	29,043
Real estate tax income	20,442	24,583	120	432	20,562	25,015
Percentage rent	1,581	79	-	5	1,581	84
Lease termination revenue	1,349	2,236	138	-	1,487	2,236
	187,445	184,536	4,860	7,927	192,305	192,463
Less: credit recoveries (losses)	1,091	(13,417)	168	(732)	1,259	(14,149)
Lease revenue	188,536	171,118	5,028	7,195	193,564	178,313
Expense reimbursements	12,064	10,598	372	723	12,436	11,321
Other real estate revenue	4,512	4,527	316	276	4,828	4,803
Total real estate revenue	205,112	186,243	5,716	8,194	210,828	194,437
Property operating expenses						-
CAM and real estate taxes	(75,652)	(74,546)	(4,247)	(5,872)	(79,899)	(80,418)
Utilities	(9,162)	(8,305)	(411)	(666)	(9,573)	(8,971)
Other property operating expenses	(6,009)	(5,224)	(573)	(477)	(6,582)	(5,701)
Total property operating expenses	(90,823)	(88,075)	(5,231)	(7,015)	(96,054)	(95,090)
NOI from consolidated properties(1)	$114,289	$98,169	$485	$1,179	$114,774	$99,348
Less: Lease termination revenue	1,349	2,236	138	-	1,487	2,236
NOI from consolidated properties excluding lease termination revenue(1)	$112,940	$95,933	$347	$1,179	$113,287	$97,112
% change in Same Store NOI from consolidated properties excluding lease termination revenue		17.7%

(1) NOI is a non-GAAP measure. See definition of NOI on page 33.

Reconciliation of Equity in Loss of Partnerships to Net Operating Income from Equity Method Investments,

at Ownership Share (Non-GAAP Measure)

Nine Months Ended September 30, 2021 and 2020

(dollars in thousands)

	Nine Months Ended September 30,
	2021	2020
Equity in loss of partnerships	$(2,429)	$(2,798)
Other income	-	(38)
Depreciation and amortization	9,257	12,396
Impairment of assets	265	-
Interest expense and other expenses, net	16,384	8,733
NOI from equity method investments at ownership share(1)	$23,477	$18,293

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$23,502	$21,174	$-	$-	$23,502	$21,174
CAM reimbursement income	6,075	6,001	-	-	6,075	6,001
Real estate tax income	3,010	3,274	-	-	3,010	3,274
Percentage rent	981	98	212	170	1,193	268
Lease termination revenue	2,562	-	-	-	2,562	-
	36,130	30,547	212	170	36,342	30,717
Less: credit losses	(253)	(3,376)	-	-	(253)	(3,376)
Lease revenue	35,877	27,171	212	170	36,089	27,341
Expense reimbursements	1,635	1,781	-	-	1,635	1,781
Other real estate revenue	1,524	1,895	133	180	1,657	2,075
Total real estate revenue	39,036	30,847	345	350	39,381	31,197
Property operating expenses						-
CAM and real estate taxes	(12,276)	(9,802)	(317)	(314)	(12,593)	(10,116)
Utilities	(1,003)	(892)	-	-	(1,003)	(892)
Other property operating expenses	(2,275)	(1,880)	(33)	(14)	(2,308)	(1,894)
Total property operating expenses	(15,554)	(12,574)	(350)	(328)	(15,904)	(12,902)
NOI from equity method investments at ownership share(1)	$23,482	$18,273	$(5)	$22	$23,477	$18,295
Less: Lease termination revenue	2,562	-	-	-	2,562	-
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$20,920	$18,273	$(5)	$22	$20,915	$18,295
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		14.5%

(1) NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Nine Months Ended September 30, 2021 and 2020

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
FUNDS FROM OPERATIONS (1)

Net loss	$(38,398)	$(29,577)	$(107,758)	$(66,245)
Depreciation and amortization on real estate:
Consolidated properties	28,812	34,053	87,653	94,538
PREIT's share of equity method investments	3,095	5,095	9,257	12,396
Gain on sales of real estate by equity method investee	10	—	(1,337)	—
Loss (gain) on sales of real estate, net	217	94	1,191	(11,170)
Impairment of Assets:
Consolidated properties	262	—	1,564	—
PREIT's share of equity method investments	—	—	265	—
Dividends on preferred shares(2)	—	—	—	(13,688)
Funds from operations attributable to common shareholders and OP Unit holders(1)	(6,002)	9,665	(9,165)	15,831
Provision for employee separation expenses	39	60	279	1,173
Gain on hedge ineffectiveness	(532)	—	(2,329)	—
Gain on debt extinguishment, net	—	—	(4,587)	—
Gain on derecognition of property	—	(7,006)	—	(7,006)
Insurance recoveries, net	—	—	(670)	(586)
Reorganization expenses	—	—	267	—
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(6,495)	$2,719	$(16,205)	$9,412

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(6,495)	$2,719	$(16,205)	$9,412
Adjustments:
Straight line rent	(220)	(308)	(832)	(1,918)
Recurring capital expenditures	(1,353)	(739)	(3,278)	(2,400)
Tenant allowances	(2,644)	(8,391)	(7,324)	(14,132)
Amortization of non-cash deferred compensation	1,047	1,726	3,516	5,021
Capitalized leasing costs	(36)	—	(61)	(150)
Amortization of above- and below-market lease intangibles	(8)	(16)	(38)	(65)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(9,709)	$(5,009)	$(24,222)	$(4,231)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.07)	$0.12	$(0.12)	$0.20
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.08)	$0.03	$(0.21)	$0.12
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.12)	$(0.06)	$(0.31)	$(0.05)

Weighted average number of shares outstanding	79,184	77,401	78,330	77,149
Weighted average effect of full conversion of OP Units	1,226	2,023	(1,723)	2,023
Effect of common share equivalents	1,081	357	897	411
Total weighted average shares outstanding, including OP Units	81,490	79,781	77,504	79,583

(1) Non-GAAP measures. See definitions on page 33.

(2) Does not include the impact of $6.8 million and $20.5 million of accrued, undeclared and unpaid preferred share dividends for the three and nine months ended September 30, 2021, and $6.8 million for the three and nine months ended September 30, 2020. The Company cannot declare and pay cash dividends on common shares while there exists a preferred dividend arrearage.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2021	December 31, 2020
(in thousands, except per share amounts)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,175,442	$3,168,536
Construction in progress	44,671	46,285
Land held for development	4,339	5,516
Total investments in real estate	3,224,452	3,220,337
Accumulated depreciation	(1,388,330)	(1,308,427)
Net investments in real estate	1,836,122	1,911,910
INVESTMENTS IN PARTNERSHIPS, at equity:	19,947	27,066
OTHER ASSETS:
Cash and cash equivalents	28,975	43,309
Tenant and other receivables, net	36,102	54,532
Intangible assets (net of accumulated amortization of $20,220 and $19,187 at September 30, 2021 and December 31, 2020, respectively)	10,359	11,392
Deferred costs and other assets, net	134,967	127,593
Assets held for sale	3,626	1,384
Total assets	$2,070,098	$2,177,186
LIABILITIES:
Mortgage loans payable, net	$856,986	$884,503
Term Loans, net	945,456	908,473
Revolving Facility	54,830	54,830
Tenants’ deposits and deferred rent	9,075	8,899
Distributions in excess of partnership investments	69,627	76,586
Fair value of derivative liabilities	13,060	23,292
Accrued expenses and other liabilities	91,062	93,663
Total liabilities	2,040,096	2,050,246
COMMITMENTS AND CONTINGENCIES
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $94,201 and $89,430 at September 30, 2021 and December 31, 2020, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $188,025 and $178,710 at September 30, 2021 and December 31, 2020, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $135,743 and $129,297 at September 30, 2021 and December 31, 2020, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 80,200 and 79,537 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	80,200	79,537
Capital contributed in excess of par	1,775,959	1,771,777
Accumulated other comprehensive loss	(12,876)	(20,620)
Distributions in excess of net income	(1,804,710)	(1,699,638)
Total equity—Pennsylvania Real Estate Investment Trust	38,727	131,210
Noncontrolling interest	(8,725)	(4,270)
Total equity	30,002	126,940
Total liabilities and equity	$2,070,098	$2,177,186

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

	September 30, 2021	December 31, 2020
ASSETS:
Investments in real estate, at cost:
Operating properties	$402,291	$452,012
Construction in progress	5,854	117,551
Total investments in real estate	408,145	569,563
Accumulated depreciation	(117,989)	(116,923)
Net investments in real estate	290,156	452,640
Cash and cash equivalents	21,890	10,952
Deferred costs and other assets, net	79,923	51,054
Total assets	391,969	514,646
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	225,939	224,800
FDP Term Loan, net	97,301	100,500
Partnership Loan	54,949	50,000
Other liabilities	63,460	57,949
Total liabilities	441,649	433,249
Net investment	$(49,680)	$81,397
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$19,947	$167,167
Distributions in excess of partnership investments	(69,627)	(85,770)
Net investments and advances	$(49,680)	$81,397

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended September 30, 2021

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	31	58,440	4.6	$47.79	N/A	N/A	N/A	N/A	$7.19
	Unconsolidated(4)	2	1,499	3.3	34.02	N/A	N/A	N/A	N/A	-
Total Under 10k sf		33	59,939	4.6	$47.45	N/A	N/A	N/A	N/A	$7.06

Over 10k sf	Consolidated	3	38,292	3.8	6.61	N/A	N/A	N/A	N/A	0.07
Total New Leases		36	98,231	4.3	$31.53	N/A	N/A	N/A	N/A	$4.63

Renewal Leases
Under 10k sf	Consolidated	12	36,949	3.9	$47.03	$47.90	$(0.87)	(1.8%)	(1.9%)	$-
	Unconsolidated(4)	2	5,762	2.7	23.14	26.39	(3.25)	(12.3%)	(7.1%)	$-
Total Under 10k sf		14	42,711	3.7	$43.81	$45.00	$(1.19)	(2.6%)	(2.3%)	$-

Over 10k	Consolidated	-	-	-	-	-	-	-	-	$-
Total Over 10k sf		-	-	-	-	-	-	-	-	$-
Total Fixed Rent		14	42,711	3.7	$43.81	$45.00	$(1.19)	(2.6%)	(2.3%)	$-
Percentage in Lieu	Consolidated	4	14,580	2.5	$22.35	$19.37	$2.98	15.4%	N/A	$-
	Unconsolidated(4)	2	3,823	2.0	$33.00	$37.70	(4.70)	(12.5%)
Total Percentage in Lieu		6	18,403	2.4	24.56	23.18	1.38	6.0%		$-
Total Renewal Leases		20	61,114	3.3	$38.01	$38.43	$(0.42)	(1.1%)		$-
Total Non Anchor		56	159,345	3.9	$34.01

Anchor
New Leases	Consolidated	2	224,594	5.7	$4.50	N/A	N/A	N/A	N/A	$1.45
Renewal Leases	Consolidated	1	40,332	2.0	23.12	$25.00	$(1.88)	(7.5%)	N/A	$-
Total		3	264,926	4.5	$7.33

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 6 leases and 11,084 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Nine Months Ended September 30, 2021

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	102	219,888	5.0	$43.23	N/A	N/A	N/A	N/A	$4.82
	Unconsolidated(4)	12	36,300	4.2	40.38	N/A	N/A	N/A	N/A	5.86
Total Under 10k sf		114	256,188	4.9	$42.83	N/A	N/A	N/A	N/A	$4.95

Over 10k sf	Consolidated	8	225,747	17.5	8.85	N/A	N/A	N/A	N/A	1.09
Total New Leases		122	481,935	10.8	$26.91	N/A	N/A	N/A	N/A	$2.02

Renewal Leases
Under 10k sf	Consolidated	108	188,523	4.1	$66.46	$70.80	$(4.34)	(6.1%)	(4.0%)
	Unconsolidated(4)	12	50,915	2.2	35.25	44.02	(8.77)	(19.9%)	(13.2%)
Total Under 10k sf		120	239,438	3.7	$59.82	$65.11	$(5.28)	(8.1%)	(5.3%)	$-

Over 10k	Consolidated	8	302,597	4.7	21.23	19.68	1.55	7.9%	10.1%	$-
	Unconsolidated(4)	-	-	-	-	-	-	-	-	-
Total Over 10k sf		8	302,597	4.7	21.23	19.68	1.55	7.9%	10.1%	$-
Total Fixed Rent		128	542,035	4.3	$38.28	$39.75	$(1.47)	(3.7%)	(1.1%)	$-
Percentage in Lieu	Consolidated	57	257,133	1.6	$23.34	$25.61	$(2.27)	(8.9%)		$-
	Unconsolidated(4)	2	3,823	2.0	$33.00	$37.70	(4.70)	(12.5%)
Total Percentage in Lieu		59	260,956	1.6	23.48	25.79	(2.31)	(8.9%)		$-
Total Renewal Leases		187	802,991	3.4	$33.47	$35.21	$(1.74)	(4.9%)		$-
Total Non Anchor		309	1,284,926	6.2	$31.01

Anchor
New Leases		4	409,684	6.1	$3.40	N/A	N/A	N/A	N/A	$0.95
Renewal Leases	Consolidated	6	690,850	4.5	5.51	$5.61	$(0.10)	(1.8%)
Total		10	1,100,534	5.1	$4.72

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 26 leases and 91,038 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	September 30, 2021(1)								September 30, 2020
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales (1)	Average Gross Rent(2)(3)	Occupancy Cost(4)	Total	Non- Anchor
Malls (5)	93.6%	n/a	$55.32	n/a	89.6%	88.3%	91.7%	90.2%	91.8%	n/a	$57.87	n/a	92.3%	87.9%
Non-Core Malls	0.6%	n/a	$29.93	n/a	77.1%	49.8%	77.2%	50.1%	0.6%	n/a	$37.37	n/a	70.8%	52.1%
Malls Total	94.2%	n/a	$54.73	n/a	88.8%	86.6%	90.8%	88.5%	92.5%	n/a	$57.35	n/a	91.1%	86.4%
Other Retail Properties	6.0%	n/a	$24.48	n/a	88.3%	87.3%	90.6%	89.8%	7.0%	n/a	$25.84	n/a	92.4%	91.8%
Total Retail Properties	100.2%	n/a	$46.68	n/a	88.8%	86.7%	90.8%	88.7%	99.5%	n/a	$48.75	n/a	91.2%	87.1%
Sold Properties	0.0%	n/a	n/a	n/a					0.1%	n/a	$13.00	n/a	100.0%	100.0%
Other Properties	-0.2%	n/a	n/a	n/a					0.4%	n/a		n/a
Total Portfolio	100.0%	n/a	$46.68	n/a	88.8%	86.7%	90.8%	88.7%	100.0%	n/a	$48.31	n/a	91.3%	87.2%

(1) Average comp sales are not reported for 2021 or 2020 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. As a result of these closures and related limitations, comparisons are not meaningful. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3) Average gross rent for mall tenants greater than 10,000 sf was $22.06 per square foot as of September 30, 2021 and $20.18 per square foot as of September 30, 2020.

(4) Occupancy Cost is not included in either 2021 or 2020 due to Average Comp Sales not being presented.

(5) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	September 30, 2021				September 30, 2020			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	5.4%	n/a	97.7%	96.1%	n/a	92.6%	87.8%	n/a	5.1%	8.3%
Cherry Hill Mall	10.1%	n/a	94.4%	93.2%	n/a	91.4%	89.7%	n/a	3.0%	3.5%
Woodland Mall	6.8%	n/a	84.8%	82.1%	n/a	96.8%	96.2%	n/a	(12.0%)	(14.1%)
Lehigh Valley Mall	6.5%	n/a	89.1%	82.4%	n/a	88.9%	82.0%	n/a	0.2%	0.4%
Mall at Prince Georges	8.4%	n/a	83.3%	98.7%	n/a	98.3%	96.6%	n/a	(15.0%)	2.1%
Springfield Town Center	10.6%	n/a	90.7%	87.5%	n/a	90.3%	87.0%	n/a	0.4%	0.5%
	47.8%	n/a	89.8%	89.4%	n/a	92.7%	89.3%	n/a	(2.9%)	0.1%

Malls 7-12
Dartmouth Mall	4.5%	n/a	96.2%	94.3%	n/a	96.9%	95.6%	n/a	(0.7%)	(1.3%)
Jacksonville Mall	4.2%	n/a	99.9%	99.8%	n/a	99.2%	98.4%	n/a	0.7%	1.4%
Magnolia Mall	3.0%	n/a	80.1%	95.9%	n/a	95.2%	91.7%	n/a	(15.1%)	4.2%
Capital City Mall	5.7%	n/a	97.3%	96.0%	n/a	97.2%	95.8%	n/a	0.1%	0.2%
Patrick Henry Mall	5.2%	n/a	95.3%	93.1%	n/a	95.8%	93.8%	n/a	(0.5%)	(0.7%)
Viewmont Mall	4.3%	n/a	96.8%	93.3%	n/a	95.8%	91.4%	n/a	1.0%	1.9%
	26.9%	n/a	93.8%	95.3%	n/a	96.6%	94.4%	n/a	(2.8%)	0.9%

Malls 13-18
Valley Mall	5.2%	n/a	97.5%	94.4%	n/a	98.0%	95.4%	n/a	(0.5%)	(1.0%)
Moorestown Mall	3.7%	n/a	79.3%	92.0%	n/a	94.0%	86.6%	n/a	(14.7%)	5.4%
Springfield Mall	1.2%	n/a	88.4%	88.4%	n/a	81.9%	81.9%	n/a	6.5%	6.5%
Cumberland Mall	2.6%	n/a	90.5%	84.4%	n/a	90.3%	84.1%	n/a	0.2%	0.3%
Francis Scott Key Mall	3.6%	n/a	92.2%	87.7%	n/a	93.9%	90.5%	n/a	(1.7%)	(2.8%)
Plymouth Meeting Mall	4.4%	n/a	83.2%	75.3%	n/a	83.5%	75.6%	n/a	(0.3%)	(0.3%)
Fashion District Philadelphia (2)	3.9%	n/a	78.4%	72.6%	n/a	79.7%	74.0%	n/a	(1.3%)	(1.4%)
	24.6%	n/a	86.6%	83.0%	n/a	89.4%	82.6%	n/a	(2.8%)	0.4%

All Core Malls	99.4%	n/a	89.6%	88.3%	n/a	92.3%	87.9%	n/a	(2.7%)	0.4%

Non-Core Malls
Exton Square Mall	0.6%	n/a	77.1%	49.8%	n/a	70.8%	52.1%	n/a	6.3%	(2.3%)
All Non-Core Malls	0.6%	n/a	77.1%	49.8%	n/a	70.8%	52.1%	n/a	6.3%	(2.3%)

All Malls	100.0%	n/a	88.8%	86.6%	n/a	91.1%	86.4%	n/a	(2.3%)	0.2%

(1) Average comp sales are not reported for 2021 or 2020 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. As a result of the closures and related limitations, comparisons are not meaningful. Historically, average comp sales have been based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

(2) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

September 30, 2021

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations	Percentage of Annualized Gross Rent (1)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker,Nike Yardline, Footaction Flight 23	39	7	46	4.9%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers	49	10	59	3.3%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	10	1	11	2.9%
Victoria's Secret & Co.	Victoria's Secret, Pink	14	3	17	2.9%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	15	6	21	2.6%
Express, Inc	Express, Express Factory Outlet, Express Men	10	4	14	1.9%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.9%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy, Old Navy Outlet, Banana Republic Factory Store	10	8	18	1.9%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Lane Bryant, Belk	33	9	42	1.8%
Macy's	Bloomingdale's, Macy's	12	2	14	1.8%
Cineworld Group	Regal Cinemas	4	0	4	1.7%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	23	5	28	1.7%
Bath & Body Works, Inc.	Bath & Body Works	18	3	21	1.4%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	0	8	1.3%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	21	7	28	1.3%
H&M Hennes & Muritz L.P.	H & M	12	1	13	1.2%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	16	2	18	1.1%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	1	8	1.1%
Copper Retail JV LLC	JC Penney, Penneys Firestone	10	1	11	1.0%
Total Top 20 Tenants		317	72	389	38.6%
Total Leases		1,322	346	1,668	100.0%

(1)
Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of September 30, 2021.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of September 30, 2021

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2021 and Prior	143	268,631	3.3%	18,148	16,057	5.8%	67.56
2022	266	936,707	11.5%	36,043	30,782	11.1%	38.48
2023	248	1,325,436	16.3%	44,750	38,997	14.0%	33.76
2024	212	815,083	10.1%	38,557	34,439	12.5%	47.30
2025	175	946,090	11.6%	41,940	33,378	12.0%	44.33
2026	141	818,164	10.1%	35,164	28,086	10.1%	42.98
2027	98	719,391	8.9%	26,331	24,375	8.8%	36.60
2028	80	551,933	6.8%	21,284	19,847	7.2%	38.56
2029	67	481,160	5.9%	19,133	15,608	5.6%	39.76
2030	65	496,317	6.1%	20,578	17,280	6.2%	41.46
Thereafter	56	766,641	9.4%	25,198	18,711	6.7%	32.87
Total/Average	1,551	8,125,553	100.0%	$327,126	$277,560	100.0%	$40.26

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2021 and prior	1	59,620	1.3%	1,090	545	2.1%	18.28
2022	2	376,694	8.2%	710	355	1.4%	1.88
2023	4	429,575	9.4%	2,051	2,051	7.9%	4.78
2024	4	485,531	10.6%	3,264	3,264	12.7%	6.72
2025	9	1,181,974	25.8%	3,211	3,211	12.4%	2.72
2026	5	411,018	9.0%	2,820	2,101	8.1%	6.86
2027	2	275,250	6.0%	1,743	1,743	6.7%	6.33
2028	8	879,599	19.2%	5,633	5,633	21.8%	6.40
2029	1	65,155	1.4%	2,210	2,210	8.5%	33.92
2030	2	85,723	1.9%	1,511	1,511	5.8%	17.63
Thereafter	5	327,632	7.2%	3,255	3,255	12.6%	9.93
Total/Average	43	4,577,771	100.0%	$27,498	$25,879	100.0%	$6.01

(1) Does not include tenants occupying space under license agreements with initial terms of less than one year.

(2) Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of September 30, 2021

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	171,304	13,622	624,536
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	254,879	393,215	46,931	1,311,910
					Macy's	304,600
Cumberland Mall	Vineland, NJ	The Home Depot	2024	132,013	BJ's Wholesale Club	117,889	168,249	137,561	64,736	951,217
		Dick's Sporting Goods	2028	50,000	Boscov's	155,341
		Regal Cinemas	2026				44,445
		Power Warehouse	2023	80,983
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	119,050	142,016	18,541	632,344
		Burlington	2030	43,840
		AMC Theaters	2026				44,988
		Aldi	2031				23,889
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			169,136	107,833	183,688	851,537
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2037				29,762
		H&M	2030				38,694
		Shopper's World	2026	95,159
		Primark	2032				47,488
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	124,272	170,078	48,222	754,231
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	127,368	582	493,144
		JCPenney	2025	51,812
		Sears	2026	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	185,631	315,778	107,204	1,192,599
		Macy's	2022	212,000
Magnolia Mall	Florence, SC (2)	Belk	2028	115,793			96,175	139,135	117,948	591,794
		Best Buy	2023	32,054
		Dick's Sporting Goods	2023				45,000

		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ (4)	Boscov's	2028	202,765	Cooper Hospital (5)	182,153	110,814	193,642	155,357	931,060
		Regal Cinemas	2030				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	217,716	20,491	717,921
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			159,504	170,052	154,012	917,844
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221

Pennsylvania Real Estate Investment Trust

Property Information as of September 30, 2021

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Springfield Mall	Springfield, PA				Macy's	192,000	20,577	176,447	25,735	610,658
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	295,438	91,523	1,374,187
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
		Saks OFF 5th	2022				29,438
The Mall at Prince Georges	Hyattsville, MD (3)	Macy's	2023	195,655			177,988	265,057	154,652	928,538
		Target	2024	135,186

Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			95,023	198,444	20,403	827,735
		Belk	2028	123,094
		Regal Cinemas	2033				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	160,053	17,840	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	78,219	265,255	14,079	1,036,006
		Nordstrom Rack	2024	40,332	Sears(1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	280,979	86,594	981,673
					Macy's	157,316
Total Core Malls				4,219,192		3,568,077	3,361,360	3,927,371	1,342,160	16,418,160

Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	235,582	151,899	185,093	990,145
		Round 1	2026	58,371
Gloucester Premium Outlets	Blackwood, NJ						49,479	232,763	94,729	376,971
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	269,329	43,387	72,385	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2026	59,620	BJ's Wholesale Club	116,872	293,144	37,570	16,571	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				363,176		929,142	1,169,681	480,826	368,778	3,311,603

Total Portfolio	4,582,368	4,497,219	4,531,041	4,408,197	1,710,938	19,729,763

(1) Approximately 69,000 square feet of this space has been subleased to Primark.

(2) Approximately 104,000 square feet of this space is a vacant JC Penney that has been leased to Tilt Studios.

(3) Approximately 148,000 square feet of this space is a vacant JC Penney.

(4) Approximately 121,000 square feet of this space is a vacant Lord & Taylor that has been leased to Turn 7 Liquidations.

(5) Former Sears was acquired by Cooper Hospital. The site is under development and not currently operating.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	September 30, 2021
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$137,782	$-	$60,324	$77,458	$-
Cherry Hill Mall	488,790	-	290,502	198,288	257,581
Cumberland Mall	84,145	635	36,514	48,266	39,585
Dartmouth Mall	92,315	-	50,693	41,622	55,751
Francis Scott Key Mall	98,253	-	48,684	49,569	60,500
Jacksonville Mall	94,628	-	45,698	48,930	-
Magnolia Mall	108,807	-	56,568	52,239	-
Moorestown Mall	187,693	-	87,627	100,066	-
Patrick Henry Mall	157,491	-	81,081	76,410	85,610
Plymouth Meeting Mall	236,600	5,456	116,156	125,900	-
The Mall at Prince Georges	147,796	218	74,984	73,030	-
Springfield Town Center	496,774	-	92,672	404,102	-
Valley Mall	148,969	1,229	57,943	92,255	-
Viewmont Mall	122,186	-	57,861	64,325	67,185
Willow Grove Park	235,014	37,043	120,490	151,567	150,066
Woodland Mall	287,226	90	95,850	191,466	114,850
Total Core Malls	3,124,469	44,671	1,373,647	1,795,493	831,128

Non-Core Malls
Valley View Center	1,039	-	62	977	-
Exton Square Mall	49,019	-	14,621	34,398	-
Valley View Mall (2)	-	-	-	-	27,212
Total Non-Core Malls	50,058	-	14,683	35,375	27,212

Total Malls	$3,174,527	$44,671	$1,388,330	$1,830,868	$858,340
Other Properties
Land held for development	4,339	-	-	4,339	-
Total Other Properties	$4,339	$-	$-	$4,339	$-
Total Investment in Real Estate	$3,178,866	$44,671	$1,388,330	$1,835,207	$858,340

Property held for sale
Moorestown Mall land parcel	1,750	-	-	1,750	-
Woodland Mall land parcel	1,054	-	-	1,054	-
Monroe Power Center land parcel	915	-	-	915	-
Total property held for sale	$3,719	$-	$-	$3,719	$-

(1)
Refer to page 28 for further debt information.
(2)
The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage pending completion of the foreclosure process.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	September 30, 2021
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)

Unconsolidated Malls
Fashion District Philadelphia	$164,792	$389	$(3,580)	$161,601	$152,250
Lehigh Valley Mall	56,414	513	(31,199)	25,728	93,147
Springfield Mall	58,740	60	(26,698)	32,102	29,139
Total Unconsolidated Malls	$279,946	$962	$(61,477)	$219,431	$274,536

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	28,007	194	(6,638)	21,563	21,500
Metroplex Shopping Center	44,954	3,926	(28,088)	20,792	35,930
The Court at Oxford Valley	28,411	8	(13,659)	14,760	27,500
Red Rose Commons	14,626	(20)	(5,714)	8,892	17,000
Total Unconsolidated Other Retail Properties	$115,998	$4,108	$(54,099)	$66,007	$101,930
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	(2,413)	4,717	$2,960
Total Investment in Real Estate	$402,290	$5,854	$(117,989)	$290,155	$379,425

(1)
Refer to page 28 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Nine Months Ended September 30, 2021

(in thousands)

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$2,440	$2,089	$4,529	$5,452	$5,514	$10,966
Tenant allowances	2,531	113	2,644	7,063	261	7,324
Recurring capital expenditures:
CAM expenditures	1,297	14	1,311	2,740	63	2,803
Non-CAM expenditures	13	29	42	432	43	475
Total recurring capital expenditures	1,310	43	1,353	3,172	106	3,278
Total	$6,281	$2,245	$8,526	$15,687	$5,881	$21,568

(1) Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of September 30, 2021

(dollars in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$676,305	30.1%	$182,035	8.1%	$858,340	38.2%
Unconsolidated mortgage loans payable (3)	202,716	9.0%	$24,460	1.1%	227,176	10.1%
Consolidated Term Loans (4)	550,000	24.5%	403,782	18.0%	953,782	42.5%
Unconsolidated Term Loans (5)	54,949	2.4%	97,301	4.3%	152,250	6.8%
First Lien Revolver	-	0.0%	54,830	2.4%	54,830	2.4%
Total Outstanding Debt	$1,483,970	66.1%	$762,409	33.9%	$2,246,378	100.0%
Average Stated Interest Rate	8.28%		4.72%		6.50%

(1) Includes variable rate debt swapped to fixed rate debt.

(2) Excludes deferred financing costs of $1,354.

(3) Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $1,237.

(4) Excludes deferred financing costs of $8,327.

(5) Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	7/1/2021	$1,091,137	$54,830	$1,096,400	2,242,367
First Lien Term Loan Paydown	8/13/2021	-	-	(3,201)	(3,201)
2020 FDP Term Loan Paydown	9/30/2021	-	-	(1,098)	(1,098)
Second Lien PIK Interest	9/30/2021	-	-	12,284	12,284
2020 FDP Partnership Loan Accrued Interest	9/30/2021	-	-	1,647	1,647
Mortgage loan amortization, including our share of debt of equity method investees	9/30/2021	(5,621)	-	-	(5,621)
Ending Balance	9/30/2021	$1,085,516	$54,830	$1,106,031	$2,246,378
Weighted Average Balance		$1,089,255	$54,830	$1,098,830	$2,242,916

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Pennsylvania Real Estate Investment Trust

Debt Analysis as of September 30, 2021

(dollars in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	First Lien Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2021	$6,005	$(963)	$141,362	$-	$-	$(1,784)	$144,621
2022	17,402	(399)	310,777	54,830	953,782	(6,542)	1,329,852
2023	10,596	(289)	89,661	-	97,301	-	197,269
2024	10,242	(265)	127,685	-	-	-	137,663
2025	9,031	(209)	237,644	-	-	-	246,467
Thereafter	13,794	(467)	111,314	-	54,949	-	179,590
	$67,071	$(2,591)	$1,018,445	$54,830	$1,106,032	$(8,326)	$2,235,461

(1) The weighted average period to total debt maturity is 1.99 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2021	$142,062	4.17%
2022	318,666	3.81%
2023	94,641	4.36%
2024	127,685	4.55%
2025	264,814	4.10%
Thereafter	137,647	3.79%
Total	$1,085,516	4.06%

(1) Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of September 30, 2021

(dollars in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity		Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Cumberland Mall	$39,585	4.40%	$3,433	$38,157		August 2022	August 2022
Cherry Hill Mall	257,581	3.90%	16,980	251,120		September 2022	September 2022
Dartmouth Mall	55,751	3.97%	3,825	53,299		April 2023	April 2023
Metroplex Shopping Center (2)	35,930	5.00%	2,818	33,502		October 2023	October 2023
Francis Scott Key Mall (1)	60,500	5.52%	2,230	60,500		June 2024	June 2025
Patrick Henry Mall	85,610	4.35%	5,748	77,591		July 2025	July 2025
Springfield Mall (2)	29,139	4.45%	1,964	26,299		October 2025	October 2025
Willow Grove Park	150,066	3.88%	9,599	133,754		October 2025	October 2025
Lehigh Valley Mall (2)	93,147	4.06%	5,768	79,789		November 2027	November 2027
Red Rose Commons (2)	17,000	3.28%	978	13,183		July 2031	July 2031
The Court at Oxford Valley (2)	27,500	3.20%	2,058	18,343		July 2031	July 2031
Valley View Mall (3)	27,212	5.95%	-	27,212		July 2020	July 2020
Total Fixed Rate Mortgage Loans	$879,021	4.19%	$55,401	$812,749

Variable Rate Mortgage Loans
Woodland Mall	$114,850	3.75%	$8,507	$114,150		December 2021	December 2021
Gloucester Premium Outlets (2)	21,500	1.59%	341	21,500		March 2022	March 2022
Pavilion East Associates (2)	2,960	4.00%	218	2,860		May 2023	May 2023
Viewmont Mall	67,185	3.69%	2,476	67,185		June 2024	June 2024
Total Variable Rate Mortgage Loans	$206,495	3.51%	$2,694	$70,045
Total Mortgage Loans	$1,085,516	4.06%	$58,095	$882,795

Consolidated Mortgage Loans	$858,340	4.11%	$52,798	$822,970
Consolidated Deferred Financing Fees	(1,354)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	227,175	3.86%	66,943	195,474
Unconsolidated Deferred Financing Fees (3)	(1,237)	n/a	n/a	n/a
First Lien Term Loan (1)	380,065	8.22%	31,246	380,065		December 2022	December 2023
Second Lien Term Loan (1)	573,717	8.91%	51,136	573,717	(4)	December 2022	December 2023
2018 FDP Term Loan	97,301	4.00%	3,892	97,301		January 2023	January 2023
Term Loan Deferred Financing Fees	(8,327)	n/a	n/a	n/a
First Lien Revolver	54,830	4.00%	2,193	54,830		December 2022	December 2022
2020 FDP Partnership Loan	54,949	15.00%	8,242	54,949		December 2027	December 2027
Total	$2,235,460	6.27%	$216,451	$2,179,307
Amortization of Deferred Financing Fees	—	0.20%	—	—
Effective Interest Rate	$2,235,460	6.47%	$216,451	$2,179,307

(1) All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

(2) Includes our share of debt of equity method investees, based on our ownership percentage.

(3) The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage until the foreclosure process is complete. The Company has no annual debt service on the property.

(4) The balance at maturity is subject to increase as additional interest accrues to the principal balances of the loans.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

September 30, 2021
Debt Yield Ratio
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	19.1%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	8.5%
Liquidity
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$96.3 million

(1)
The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements. In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of September 30, 2021, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended September 30, 2021, together with other statements and information publicly disseminated by us, contain certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the COVID-19 global pandemic and the public health and governmental response, which have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending, supply chain challenges and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•
the frequency, severity and potential impact of extreme weather events at or near our properties, including potential property damage, some or all of which may not be covered by insurance, the potential effect on traffic and sales, and the potential increased costs of insurance coverage;
•
our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2020 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future event or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2021 and 2020, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, gain or loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, insurance recoveries, net, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, impairment of assets, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sale of real estate and gain/loss on sales of non-operating real estate.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) non-cash compensation charges, (5) capitalized leasing costs, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.